Exhibit (11) under N-1A
                                          Exhibit 23 under Item 601/Reg SK


                CONSENT OF ERNST & YOUNG LLP,INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and to the use of our report dated November 13, 1998, in Post-Effective Amendment Number 17 to the Registration Statement (Form N-1A No. 33-50773) and the related Prospectuses of Federated Mortgage Fund, Federated Limited Duration Fund, and Federated Total Return Bond Fund dated November 30, 1998.



By: ERNST & YOUNG LLP
    Ernst & Young LLP
Boston, Massachusetts
November 25, 1998